QuickLinks -- Click here to rapidly navigate through this document

Exhibit 8.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                          April 4, 2012

Alexander & Baldwin, Inc.
822 Bishop Street
Post Office Box 3440
Honolulu, Hawaii 96801

  Re:
  Alexander & Baldwin Holdings, Inc. Merger

Ladies and Gentlemen:

        We have acted as counsel to Alexander & Baldwin, Inc., a Hawaii corporation ("A&B") and Alexander & Baldwin Holdings, Inc., a Hawaii corporation and a direct, wholly owned subsidiary of A&B ("Holdings"), in connection with (i) the merger (the "Merger") of A&B Merger Corporation, a Hawaii corporation and a direct, wholly owned subsidiary of Holdings ("Merger Sub"), with and into A&B, with A&B being the surviving corporation and a wholly owned subsidiary of Holdings, pursuant to the Agreement and Plan of Merger, dated as of February 13, 2012, by and among A&B, Holdings and Merger Sub, as amended through the date hereof (the "Merger Agreement") and (ii) the conversion, promptly following the Merger, of A&B into a Hawaii limited liability company pursuant to section 414-271 of the Hawaii Business Corporation Act (the "LLC Conversion"). Following the LLC Conversion, A&B will continue as a direct, wholly owned, limited liability company subsidiary of Holdings ("A&B LLC"). This opinion is being furnished to you in connection with the effectiveness of the Registration Statement (as defined below). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

        In rendering the opinion set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Merger Agreement, (ii) the registration statement on Form S-4 filed by Holdings with the Securities and Exchange Commission (the "SEC") on February 15, 2012, as amended on March 20, 2012 and March 29, 2012, and as further amended through the date hereof (the "Registration Statement"), (iii) the representation letter delivered by A&B, Holdings and Merger Sub to us for the purposes of this opinion (the "Representation Letter") and (iv) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have assumed that statements as to factual matters contained in the Merger Agreement and the Registration Statement are true, correct and complete and will continue to be true, correct and complete through the Effective Time and the effective time of the LLC Conversion, and thereafter, as applicable.

        For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such latter documents. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

        In rendering our opinion, we have also relied upon statements and representations of officers and other representatives of A&B, Holdings and Merger Sub, including the Representation Letter, and we have assumed that such statements and representations are correct and will continue to be correct through the Effective Time and the effective time of the LLC Conversion, and thereafter, as applicable, in each case without regard to any qualification as to knowledge or belief. We have also relied on the accuracy and completeness of all the facts, information, covenants, representations, warranties and agreements contained in (i) the request for rulings submitted by A&B to the Internal Revenue Service (the "Service") on February 17, 2012, including the exhibits attached thereto (the "Ruling Request") and (ii) such other documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations, warranties and agreements set forth or made in the documents referred to above and the statements, representations, covenants and agreements made by A&B, Holdings and Merger Sub, including those set forth in the Representation Letter and the Ruling Request to the Service, to us, or otherwise relating to the Merger and the LLC Conversion. We have assumed that the Service will issue the rulings requested in the Ruling Request relating to the U.S. federal income tax treatment of the Merger and the LLC Conversion. We have also assumed that the Representation Letter will be re-executed by appropriate officers, and that we will render our opinion pursuant to Section 3.1(f) of the Merger Agreement, as of the Effective Time.

        In rendering our opinion, we have assumed that (i) the Merger will be consummated in accordance with the terms of the Merger Agreement and as described in the Registration Statement and that none of the material terms or conditions contained therein have been or will be waived or modified in any respect, (ii) the LLC Conversion will occur as soon as practicable after the Merger, (iii) the Merger Agreement, the Registration Statement, the Ruling Request and such other documents and records as we have considered accurately reflect all the material facts relating to the Merger and the LLC Conversion and (iv) the Registration Statement accurately describes the business operations and the anticipated future operations of Holdings and A&B LLC. Our opinion is conditioned upon, among other things, the initial and continuing accuracy and completeness of the facts, information, covenants, representations and warranties provided or made by A&B, Holdings and Merger Sub. Any change or inaccuracy of such facts (including those events occurring after the Effective Time and the effective time of the LLC Conversion) could affect the conclusions stated herein.

        Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, published positions of the Service, and such other authorities as we have considered relevant, all as in effect on the date of this opinion and all of which are subject to change or differing interpretations (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion will be accepted by the Service or, if challenged, by a court.

        Based upon and subject to the foregoing, we are of the opinion that, under current United States federal income tax law:

          1.     the Merger, together with the LLC Conversion, will qualify as a "reorganization" within the meaning of section 368(a) of the Code, A&B and Holdings will each be a "party to a reorganization" within the meaning of section 368(b) of the Code and holders of A&B common stock will not recognize gain or loss for United States federal income tax purposes as a result of the Merger and the LLC Conversion, taken together;

          2.     no gain or loss will be recognized by A&B or Holdings as a result of the Merger and the LLC Conversion;

          3.     the aggregate tax basis of the shares of Holdings common stock that holders of Holdings common stock receive in exchange for their A&B common stock in the Merger will be the same as the aggregate tax basis of their A&B common stock; and

          4.     the holding period for shares of Holdings common stock that holders of Holdings common stock receive in the Merger will include the holding period of their A&B common stock.

        Except as set forth above, we express no other opinion. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent upon future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

        We are furnishing this opinion solely in connection with the effectiveness of the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement. We also consent to the use of our name in the Registration Statement under the headings "Summary of the Holding Company Merger Proposal—Conditions to Completion of the Merger," "The Holding Company Merger Proposal—Conditions to Completion of the Merger" and "The Holding Company Merger Proposal—Material U.S. Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                      Very truly yours,

                      /s/ Skadden, Arps, Slate, Meagher & Flom LLP

QuickLinks

  Exhibit 8.1